Exhibit 99.1

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NYSE Euronext Announces Second Quarter 2012 Financial Results

— Second Quarter GAAP Diluted EPS of $0.49 vs. $0.59 in Prior Year —

— Non-GAAP Diluted EPS of $0.51 Excluding Merger Expenses and Exit Costs, Disp. Activities and Discrete Tax Items —

— On Track to Establish NYSE Clearing in June 2013 —

— NYSE Liffe U.S. Launches Futures on the DTCC GCF Repo Index™ —

— Over 110 IPOs in Listings Pipeline —

Financial and Operating Highlights1, 2

—	Diluted EPS of $0.51, down from $0.61
—	Net revenue of $602 million, down 9%, including $22 million negative FX impact
—	Fixed operating expenses of $396 million, down 5% on a constant dollar / portfolio basis
—	Operating income of $206 million, down 15%, including $11 million negative FX impact
—	EBITDA margin of 45% vs. 47%; Debt to EBITDA ratio 2.1times
—	Repurchased 6.9 million shares at average price of $25.60; 11.2 million shares year-to-date
—	Board declares third quarter 2012 cash dividend of $0.30 per share
[1]	All comparisons versus 2Q11 unless otherwise stated. Excludes merger expenses, exit costs, disposal activities and discrete tax items.
[2]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

NEW YORK – August 3, 2012 – NYSE Euronext (NYX) today reported net income of $125 million, or $0.49 per diluted share, for the second quarter of 2012, compared to net income of $154 million, or $0.59 per diluted share, for the second quarter of 2011. Results for the second quarter of 2012 and 2011 include $12 million and $18 million, respectively, of pre-tax merger expenses and exit costs. Second quarter 2012 results also include a net $2 million loss from disposal activities related to the previously announced wind down of NYSE Blue. Excluding merger expenses, exit costs, disposal activities and discrete tax items, net income in the second quarter of 2012 was $128 million, or $0.51 per diluted share, compared to $160 million, or $0.61 per diluted share, in the second quarter of 2011.

“We made good progress in executing against our strategy to unlock the inherent value of our community,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We have realigned our client facing and product teams to create a generalist sales force that brings to bear our full-suite of solutions for our clients. We have given notice that we will fully insource clearing and launch NYSE Clearing in June 2013, which will provide us with cost savings and ultimately provide new revenue and better position the Company for the OTC opportunity. Lastly, we made significant headway with our NYSE Liffe U.S. platform with the launch of our GCF repo futures product which fills the increasing market need for a reliable and transparent benchmark for bank funding costs.”

The table below summarizes the financial results1 for the second quarter of 2012:

				% Δ 2Q12	Year-to-Date		% Δ YTD ‘12
($ in millions, except EPS)	2Q12	1Q12	2Q11	vs. 2Q11	2012	2011	vs. YTD ‘11
Total Revenues[2]	$986	$952	$1,092	(10%)	$1,938	$2,240	(13%)

Total Revenues, Less Transaction-Based Expenses[3]	602	601	661	(9%)	1,203	1,340	(10%)
Other Operating Expenses[4]	396	405	419	(5%)	801	834	(4%)

Operating Income[4]	$206	$196	$242	(15%)	$402	$506	(21%)
Net Income[4]	$128	$121	$160	(20%)	$249	$337	(26%)
Diluted Earnings Per Share[4]	$0.51	$0.47	$0.61	(16%)	$0.97	$1.28	(24%)
Operating Margin	34%	33%	37%	(3 ppts)	33%	38%	(5 ppts)
Adjusted EBITDA Margin	45%	44%	47%	(2 ppts)	44%	48%	(4 ppts)

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.
[2]	Includes activity assessment fees.
[3]	Transaction-based expenses include Section 31 fees, liquidity payments and routing & clearing fees.
[4]	Excludes merger expenses, exit costs, disposal activities and discrete tax items.

“We are making excellent progress on the efficiency and capital deployment streams of Project 14,” commented Michael S. Geltzeiler, Group Executive Vice President and CFO, NYSE Euronext. “Year-to-date, excluding investments and foreign exchange fluctuations, we have reduced operating costs by $35 million, or 4% which puts us on track to exceed our year-one cost savings commitments. On the capital front, we spent $304 million of the $552 million share repurchase authorization, purchasing 11 million shares year-to-date. Ongoing strategic initiatives, combined with our cost reduction plan and lower share count from stock repurchases, should position the Company for a return to earnings growth in 2013 and beyond.”

SECOND QUARTER 2012 CONSOLIDATED RESULTS

Total revenues, less transaction-based expenses, which include Section 31 fees, liquidity payments and routing and clearing fees (net revenue), were $602 million in the second quarter of 2012, down $59 million, or 9% compared to the second quarter of 2011 and included a $22 million negative impact from foreign currency fluctuations. The $37 million decrease in net revenue, on a constant currency basis, compared to the second quarter of 2011 was primarily driven by lower average daily volumes (“ADV”), mostly attributable to the derivatives business.

Other operating expenses, excluding merger expenses and exit costs, were $396 million in the second quarter of 2012, down $23 million, or 5% compared to the second quarter of 2011. Excluding the impact of new business initiatives and an $11 million positive impact attributable to foreign currency fluctuations, other operating expenses were also down $23 million, or 5%, compared to the second quarter of 2011.

Operating income, excluding merger expenses and exit costs, was $206 million, down $36 million, or 15% compared to the second quarter of 2011 and included an $11 million negative impact attributable to foreign currency fluctuations.

Adjusted EBITDA, excluding merger expenses and exit costs was $272 million, down $40 million, or 13% compared to the second quarter of 2011. Adjusted EBITDA margin was 45% in the second quarter of 2012, compared to 47% in the second quarter of 2011.

Non-operating results for the second quarter of 2012 and 2011 includes the impact of New York Portfolio Clearing (loss from associates), NYSE Liffe U.S. (net loss attributable to non-controlling interest) and NYSE Amex Options (net profit attributable to non-controlling interest). The loss attributable to the non-controlling interest related to NYSE Liffe U.S. was $2 million in the second quarter of 2012, based on the partners’ 42% stake in the business. At the end of the second quarter of 2012, NYSE Liffe U.S. sold a 7% equity stake in the business to the existing partner group, raising the partner groups’ collective stake in the business to 49%. The profit attributable to the non-controlling interest related to NYSE Amex Options was $8 million in the second quarter of 2012, based on the partners’ 47.8% stake in the business.

The effective tax rate for the second quarter of 2012, excluding merger expenses, exit costs and discrete tax items, was approximately 25% compared to approximately 26% for the second quarter of 2011.

The weighted average diluted shares outstanding in the second quarter of 2012 was 253 million, down from 263 million in second quarter of 2011. During the second quarter of 2012, a total of 6.9 million shares were repurchased at an average price of $25.60 per share. The current $552 million stock repurchase authorization has $248 million remaining as of June 30, 2012.

At June 30, 2012, total debt was $2.3 billion. Cash, cash equivalents and short term financial investments (including $153 million related to Section 31 fees collected from market participants and due to the SEC) were $0.4 billion and net debt was $1.9 billion at the end of the second quarter of 2012. The ratio of debt-to-EBITDA at the end of the second quarter of 2012 was 2.1X.

NYSE Euronext entered into a $1 billion senior unsecured credit facility agreement with a three-year maturity. The financing replaces NYSE Euronext’s existing $1.2 billion credit facility, which was entered into in 2007 and was scheduled to mature on July 31, 2012. The new revolving bank facility is available for general corporate purposes and will mature on June 15, 2015.

Total capital expenditures were $41 million in the second quarter of 2012 and $84 million year-to-date. This is in-line with our full-year 2012 capital expenditures guidance.

Headcount as of June 30, 2012 of 3,062 was 17 below first quarter 2012 levels despite the addition of 99 employees from the acquisition of Corpedia in June of 2012. The reduction was due to the wind down of NYSE Blue (66 headcount) and the ongoing staff rationalization program.

The Board of Directors declared a cash dividend of $0.30 per share for the third quarter of 2012. The third quarter 2012 dividend is payable on September 28, 2012 to shareholders of record as of the close of business on September 14, 2012. The anticipated ex-date will be September 12, 2012.

SECOND QUARTER 2012 SEGMENT RESULTS

Below is a summary of business segment results:

($ in millions)	Derivatives			Cash Trading & Listings			Info. Svcs. & Tech. Solutions
	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Revenue	Operating Income[2]	Adjusted EBITDA[2]
2Q12	$182	$85	$95	$300	$127	$170	$119	$27	$40
1Q12	$176	$79	$89	$304	$119	$161	$121	$28	$42
2Q11	$213	$112	$126	$327	$128	$174	$122	$36	$46
YTD 2012	$358	$164	$184	$604	$246	$331	$240	$55	$82
YTD 2011	$449	$258	$287	$655	$253	$345	$238	$64	$83

[1]	Net revenue defined as total revenues less transaction-based expenses including Section 31 fees, liquidity payments and routing & clearing fees.
[2]	Excludes merger expenses and exit costs.

DERIVATIVES

Derivatives net revenue of $182 million in the second quarter of 2012 decreased $31 million, or 15% compared to the second quarter of 2011 and included a $6 million negative impact from foreign currency fluctuations. The $25 million decrease in derivatives net revenue, on a constant currency basis, compared to the second quarter of 2011, was driven by lower trading volumes.

—	Global derivatives ADV in the second quarter of 2012 of 8.6 million contracts decreased 8% compared to the second quarter of 2011, but increased 14% compared to first quarter of 2012 levels.

—

NYSE Euronext European derivatives products ADV of 4.7 million contracts in the second quarter of 2012 decreased 12% compared to the second quarter of 2011, but increased 40% from first quarter of 2012 levels. Excluding Bclear, European derivatives products ADV in the second quarter of 2012 decreased 8% compared to the second quarter of 2011, but increased 9% from the first quarter of 2012.

—

On June 29, 2012, NYSE Euronext gave formal notice of termination with respect to the services currently received from LCH.Clearnet Ltd under the Clearing Relationship Agreement to support NYSE Liffe Clearing, NYX’s London-based derivatives clearing service. Subject to regulatory approval, NYSE Liffe intends to expand NYSE Liffe Clearing to commence functioning as a fully integrated Central Counterparty, NYSE Clearing, from the end of June 2013. NYSE Clearing will assume responsibility for default management arrangements, risk management, collateral and treasury activities as well as banking and payment systems.

—

U.S. equity options ADV in the second quarter of 2012 decreased 3% to 3.9 million contracts compared to the second quarter of 2011 and decreased 5% from the first quarter of 2012. U.S. consolidated equity options ADV of 14.9 million contracts decreased 5% compared to the second quarter of 2011 and decreased 6% from the first quarter of 2012. NYSE Euronext’s U.S. equity options exchanges accounted for 26.3% of total consolidated U.S. equity options trading in the second quarter of 2012, up from 25.7% in the second quarter of 2011 and up from 26.0% in the first quarter of 2012. NYSE Amex Options had record quarterly market share in the second quarter of 2012 of 15.7%.

—

NYSE Liffe U.S. ADV in the second quarter of 2012 was approximately 73,400 contracts compared to 93,400 contracts in the second quarter of 2011 and 96,300 contracts in the first quarter of 2012. At the end of the second quarter 2012, NYSE Liffe U.S. celebrated the one-year anniversary as the sole U.S. futures exchange trading contracts based on MSCI indices. The indices have registered strong growth in volume and open interest over the past year, particularly in the contracts based on the benchmark MSCI Emerging Markets and MSCI EAFE indices. Nearly 190,000 lots of mini MSCI Index futures open interest are currently established on NYSE Liffe U.S., representing a notional value of over $10 billion. Open interest in the mini MSCI Emerging Markets contracts and mini MSCI EAFE contracts have increased 204% to 117,529 and 108% to 67,828, respectively since the migration from the CME in June 2011.

—

NYSE Liffe U.S. continued to expand the product breadth of the platform with the launch of futures on the DTCC GCF Repo Index. Additionally, in June 2012 NYSE Liffe U.S. sold a 7% equity stake in the business to the existing partner group, raising the partner groups’ collective stake in the business to 49%.

CASH TRADING AND LISTINGS

Cash Trading and Listings net revenue of $300 million in the second quarter of 2012 decreased $27 million, or 8% compared to the second quarter of 2011 and included an $11 million negative impact from foreign currency fluctuations. The $16 million decrease in net revenue, on a constant currency basis, compared to the second quarter of 2011 was primarily driven by lower average net revenue capture for European cash trading.

—

European cash ADV of 1.7 million transactions in the second quarter of 2012 increased 11% from 1.5 million transactions in the second quarter of 2011 and increased 8% from first quarter of 2012 levels. European cash market share (value traded) in NYSE Euronext’s four core markets was 66% in the second quarter of 2012, down from 71% in the second quarter of 2011, but up from 65% in the first quarter of 2012.

—

In the U.S., cash trading ADV in the second quarter of 2012 decreased 12% to 1.8 billion shares traded from 2.1 billion in the second quarter of 2011, but increased 2% from the first quarter of 2012. Tape A matched market share was 32% in the second quarter of 2012, down from 35% in the second quarter of 2011, but up from 31% in the first quarter of 2012.

—

NYSE Euronext received approval from the U.S. Securities and Exchange Commission to establish a first-of-its-kind Retail Liquidity Program (“RLP”), a market innovation that produces cost savings for individual investors through price improvement on retail equities trading order flow for New York Stock

Exchange (NYSE) and NYSE MKT listed and NASDAQ UTP-traded equity securities. The RLP is complementary to existing marketplace offerings for retail investors and is intended for use by retail brokerage firms directly and market intermediaries that service retail order flow providers.

—

In the first half of 2012, NYSE Euronext raised $17.1 billion in total global proceeds on 66 Initial Public Offerings (IPOs). In the U.S., NYSE Euronext listed 62% of all IPOs, bringing 56 IPOs to the U.S. market. NYSE Euronext has steadily captured share in technology-based IPOs. In the first half of 2012, NYSE Euronext listed 52% of the technology IPOs in the U.S., including the recent IPO of ServiceNow, Inc. Technology-based listings on NYSE in the first half of 2012 included Demandware Inc., Exact Target Inc., Guidewire Software Inc., Infoblox Inc., Millennial Media Inc. and Yelp Inc. For the second half of 2012, the pipeline of technology deals is strong.

—

In the first half of 2012, eight companies transferred to the NYSE with three departures from the NYSE and one from NYSE MKT. Of the eight companies that moved to the NYSE in 2012, two were among the top 100 market capitalization companies listed on NASDAQ - Teva Pharmaceutical Industries Ltd., which was part of the NASDAQ 100 Index and TD Ameritrade Holding Corporation. Since 2010, a total of 38 companies have transferred to NYSE and 14 have transferred to another U.S. exchange giving NYSE Euronext a win rate of approximately 3:1.

—

In Europe, Groupe Eurotunnel was the first company to be admitted to NYSE Euronext London and began trading on July 19, 2012. BTG Pactual, Brazil’s largest investment bank, listed on NYSE Alternext Amsterdam and Solvay, a leading global player in chemicals completed a secondary listing on NYSE Euronext in Paris. In the U.S., global industry leaders such as AVG Technologies NV from Czech Republic, Cementos Pacasmayo from Peru and Cencosud S.A. from Chile, all listed on NYSE.

—

NYSE Euronext acquired Corpedia Corporation, a leading global provider of ethics and compliance e-learning and consultative services. With its corporate governance, risk and compliance (GRC) assets, Corpedia will further expand NYSE Euronext’s extensive range of global services available to companies. The transaction closed in June 2012.

INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS

Information Services and Technology Solutions revenue was $119 million in the second quarter of 2012, a decrease of $3 million, or 2% compared to the second quarter of 2011 and included a $5 million negative impact from foreign currency fluctuations. The $2 million increase in revenue, on a constant currency basis, compared to the second quarter of 2011, was driven by higher connectivity revenue. The slower growth in revenue year-over-year is the result of the challenging environment for financial services technology sales which has delayed client decisions on purchases of software and connectivity services.

—

NYSE Technologies announced a market data partnership with the Warsaw Stock Exchange (WSE). Customers will now have access to the WSE’s market data services via NYSE Technologies’ innovative suite of market data products and services. NYSE Euronext and the WSE continue their strategic collaboration (initially formed in 2010) working on a series of projects including the ongoing implementation of the NYSE Technologies Universal Trading Platform and the continuing development of a range of technology cooperation for the WSE.

—

NYSE Technologies announced the global expansion of its successful Capital Markets Community Platform into Europe. Operating from NYSE Euronext’s European liquidity center in Basildon, the cloud based Community Platform was designed and developed in partnership with leading computing experts EMC and VMware. NYSE Technologies’ Capital Markets Community Platform was designed to increase business agility, simplify market access and reduce trading friction by utilizing rapid on-demand computing resources. Originally launched on July 1, 2011 from NYSE Euronext’s U.S. liquidity center in Mahwah, this is the first cloud based capital markets community platform developed exclusively for the financial services industry.

—

NYSE Euronext announced that its U.S. liquidity center in Mahwah, New Jersey has enhanced its data center community, managed by NYSE Technologies, by revising a number of policies aimed at reducing customer costs, increasing platform flexibility and broadening access to the facility. For the first time, the financial services vendor community has the opportunity to acquire data center space and offer their services within NYSE Technologies’ state-of-the-art liquidity center.

—

NYSE Technologies and Xignite Inc., a provider of web-based market data services, announced their agreement to launch a new service providing access to real-time, historical and reference market data for all NYSE Euronext markets via the Internet.

# # #

The accompanying tables include information integral to assessing the Company’s financial performance.

Analyst/Investor/Media Call: August 3, 2012 at 8:00 a.m. (NY/ET) / 2:00 p.m. (Paris/CEST)

A presentation and live audio webcast of the Second quarter 2012 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 800.901.5241

International: 617.786.2963

Passcode: 71048755

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 97290929

Non-GAAP Financial Measures

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs, the BlueNext tax settlement, disposal activities and discrete tax items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

NYSE Euronext Earnings News Release with Tables and Operating Data

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-

income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets - the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca - represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index. For more information, please visit: http://www.nyx.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s 2011 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income (unaudited)

(in millions, except per share data)

	Three months ended,			Six months ended June 30,
	June 30, 2012	March 31, 2012	June 30, 2011	2012	2011
Revenues
Transaction and clearing fees	$649	$609	$742	$1,258	$1,557
Market data	87	91	92	178	188
Listing	112	110	112	222	221
Technology services	87	86	89	173	171
Other revenues	51	56	57	107	103

Total revenues	986	952	1,092	1,938	2,240
Transaction-based expenses:
Section 31 fees	86	66	89	152	178
Liquidity payments, routing and clearing	298	285	342	583	722

Total revenues, less transaction-based expenses	602	601	661	1,203	1,340

Other operating expenses
Compensation	152	160	158	312	319
Depreciation and amortization	66	66	70	132	140
Systems and communications	44	45	45	89	97
Professional services	69	73	73	142	142
Selling, general and administrative	65	61	73	126	136
Merger expenses and exit costs	12	31	18	43	39

Total other operating expenses	408	436	437	844	873

Operating income	194	165	224	359	467
Net interest and investment income (loss)	(28)	(28)	(30)	(56)	(59)
Loss from associates	(2)	(1)	(2)	(3)	(3)
Net loss on disposal activities	(2)	-	-	(2)	-
Other income	3	-	1	3	1

Income before income taxes	165	136	193	301	406
Income tax provision	(34)	(45)	(43)	(79)	(105)

Net income	131	91	150	222	301
Net (income) loss attributable to noncontrolling interest	(6)	(4)	4	(10)	8

Net income attributable to NYSE Euronext	$125	$87	$154	$212	$309

Basic earnings per share attributable to NYSE Euronext	$0.50	$0.34	$0.59	$0.83	$1.18
Diluted earnings per share attributable to NYSE Euronext	$0.49	$0.34	$0.59	$0.83	$1.17
Basic weighted average shares outstanding	252	258	262	255	262
Diluted weighted average shares outstanding	253	259	263	256	263

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended,			Six months ended June 30,

Non-GAAP Reconciliation	June 30, 2012	March 31, 2012	June 30, 2011	2012	2011
Income (loss) before income taxes - GAAP	$165	$136	$193	$301	$406
Excluding:
Merger expenses and exit costs	12	31	18	43	39
Net loss on disposal activities	2	-	-	2	-

Income before income taxes - as adjusted	179	167	211	346	445
Income tax provision	(45)	(42)	(55)	(87)	(116)

Net income - as adjusted	134	125	156	259	329
Net (income) loss attributable to noncontrolling interest	(6)	(4)	4	(10)	8

Net income attributable to NYSE Euronext - as adjusted	$128	$121	$160	$249	$337

Diluted earnings per share attributable to NYSE Euronext	$0.51	$0.47	$0.61	$0.97	$1.28

NYSE Euronext

Segment Results (unaudited)

(in millions)

		Three months ended June 30, 2012					Three months ended June 30, 2011
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$219	$430	$-	$-	$649	$251	$491	$-	$-	$742
Market data		11	44	32	-	87	12	48	32	-	92
Listing		-	112	-	-	112	-	112	-	-	112
Technology services		-	-	87	-	87	-	-	90	(1)	89
Other revenues		10	40	-	1	51	13	44	-	-	57

Total revenues		240	626	119	1	986	276	695	122	(1)	1,092
Transaction-based expenses:
Section 31 fees		-	86	-	-	86	-	89	-	-	89
Liquidity payments, routing and clearing		58	240	-	-	298	63	279	-	-	342

Total revenues, less transaction-based expenses		182	300	119	1	602	213	327	122	(1)	661
Depreciation and amortization	[a]	10	43	13	-	66	14	46	10	-	70
Merger expenses and exit costs (M&E)	[b]	7	7	4	(6)	12	1	2	1	14	18
Other operating expenses		87	130	79	34	330	87	153	76	33	349

Operating income - GAAP	[c]	$78	$120	$23	$(27)	$194	$111	$126	$35	$(48)	$224

Operating income excluding M&E	[c] + [b]	$85	$127	$27	$(33)	$206	$112	$128	$36	$(34)	$242

Adjusted EBITDA	[c] + [a] + [b]	$95	$170	$40	$(33)	$272	$126	$174	$46	$(34)	$312
Operating margin excluding M&E		47%	42%	23%	N/M	34%	53%	39%	30%	N/M	37%
Adjusted EBITDA margin		52%	57%	34%	N/M	45%	59%	53%	38%	N/M	47%

		Six months ended June 30, 2012					Six months ended June 30, 2011
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$425	$833	$-	$-	$1,258	$537	$1,020	$-	$-	$1,557
Market data		22	89	67	-	178	24	98	66	-	188
Listing		-	222	-	-	222	-	221	-	-	221
Technology services		-	-	173	-	173	-	-	172	(1)	171
Other revenues		22	84	-	1	107	22	82	-	(1)	103

Total revenues		469	1,228	240	1	1,938	583	1,421	238	(2)	2,240
Transaction-based expenses:
Section 31 fees		-	152	-	-	152	-	178	-	-	178
Liquidity payments, routing and clearing		111	472	-	-	583	134	588	-	-	722

Total revenues, less transaction-based expenses		358	604	240	1	1,203	449	655	238	(2)	1,340
Depreciation and amortization	[a]	20	85	27	-	132	29	92	19	-	140
Merger expenses and exit costs (M&E)	[b]	8	13	10	12	43	2	5	2	30	39
Other operating expenses		174	273	158	64	669	162	310	155	67	694

Operating income-GAAP	[c]	$156	$233	$45	$(75)	$359	$256	$248	$62	$(99)	$467

Operating income excluding M&E	[c] + [b]	$164	$246	$55	$(63)	$402	$258	$253	$64	$(69)	$506

Adjusted EBITDA	[c] + [a] + [b]	$184	$331	$82	$(63)	$534	$287	$345	$83	$(69)	$646
Operating margin excluding M&E		46%	41%	23%	N/M	33%	57%	39%	27%	N/M	38%
Adjusted EBITDA margin		51%	55%	34%	N/M	44%	64%	53%	35%	N/M	48%

N/M = Not meaningful	We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of N/M = Not meaningful our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Fixed operating expenses (unaudited)

(in millions)

Fixed operating expenses for the three months ended June 30, 2012 - GAAP	$408
Less:
Merger expenses and exit costs	(12)

	$396
Excluding the impact of:
Currency translation	11
New business initiatives	(11)

Fixed operating expenses for the three months ended June 30, 2012 - as adjusted	$(396)	[a]

Fixed operating expenses for the three months ended June 30, 2011 - GAAP	$437
Less:
Merger expenses and exit costs	(18)

	$419	[b]

Variance ($)	$(23)	[a] -[b] = [c]

Variance (%)	-5%	[c] / [b]

Fixed operating expenses for the six months ended June 30, 2012 - GAAP	$844
Less:
Merger expenses and exit costs	(43)

	$801
Excluding the impact of:
Currency translation	16
New business initiatives	(18)

Fixed operating expenses for the six months ended June 30, 2012 - as adjusted	$799	[a]

Fixed operating expenses for the six months ended June 30, 2011 - GAAP	$873
Less:
Merger expenses and exit costs	(39)

	$834	[b]

Variance ($)	$(35)	[a] -[b] = [c]

Variance (%)	-4%	[c] / [b]

  We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash, cash equivalents, and short term financial investments	$416	$432
Accounts receivable, net	495	497
Deferred income taxes	68	108
Other current assets	172	152

Total current assets	1,151	1,189

Property and equipment, net	943	963
Goodwill	4,082	4,027
Other intangible assets, net	5,617	5,697
Deferred income taxes	548	594
Other assets	636	637

Total assets	$12,977	$13,107

Liabilities and equity
Accounts payable and accrued expenses	$877	$992
Deferred revenue	313	130
Short term debt	270	39
Deferred income taxes	21	23

Total current liabilities	1,481	1,184
Long term debt	2,007	2,036
Deferred income taxes	1,885	1,900
Accrued employee benefits	565	620
Deferred revenue	369	371
Other liabilities	24	63

Total liabilities	6,331	6,174

Redeemable noncontrolling interest	294	295

Equity	6,352	6,638

Total liabilities and equity	$12,977	$13,107

	NYSE Euronext Selected Statistical Data: Volume Summary

	Average Daily Volume					Total Volume					Total Volume
(Unaudited)	2Q12	1Q12	% r 2Q12 vs. 1Q12	2Q11	% r 2Q12 vs. 2Q11	2Q12	1Q12	% r 2Q12 vs. 1Q12	2Q11	% r 2Q12 vs. 2Q11	YTD 2012	YTD 2011	% r
Number of Trading Days - European Cash	62	65		63		62	65		63		127	127

Number of Trading Days - European Derivatives	63	65		63		63	65		63		128	127
Number of Trading Days - U.S. Markets	63	62		63		63	62		63		125	125

European Derivatives Products (contracts in thousands)	4,654	3,332	39.7%	5,294	-12.1%	293,182	216,595	35.4%	333,522	-12.1%	509,777	630,051	-19.1%
of which Bclear	1,743	673	159.1%	2,125	-18.0%	109,827	43,730	151.1%	133,874	-18.0%	153,556	183,210	-16.2%
Avg. Net Revenue Per Contract (ex. Bclear)	$0.671	$0.659	1.8%	$0.741	-9.4%	$0.671	$0.659	1.8%	$0.741	-9.4%
Avg. Net Revenue Per Contract (ex. Bclear)-Currency Neutral	$0.671	$0.664	1.1%	$0.719	-6.7%	$0.671	$0.664	1.1%	$0.719	-6.7%

Total Interest Rate Products[1]	1,953	1,774	10.1%	2,147	-9.0%	123,059	115,327	6.7%	135,231	-9.0%	238,387	308,023	-22.6%

Short Term Interest Rate Products	1,801	1,622	11.0%	2,006	-10.2%	113,479	105,438	7.6%	126,347	-10.2%	218,917	290,718	-24.7%
Medium and Long Term Interest Rate Products	152	152	-0.1%	141	7.8%	9,580	9,889	-3.1%	8,884	7.8%	19,469	17,305	12.5%

Total Equity Products[2]	2,622	1,477	77.6%	3,063	-14.4%	165,188	95,974	72.1%	192,980	-14.4%	261,162	311,090	-16.0%

Individual Equity Products	2,065	1,019	102.6%	2,535	-18.5%	130,086	66,242	96.4%	159,703	-18.5%	196,328	240,714	-18.4%
Futures	1,603	510	214.0%	1,984	-19.2%	100,962	33,175	204.3%	124,971	-19.2%	134,137	161,748	-17.1%
Options	462	509	-9.1%	551	-16.1%	29,124	33,068	-11.9%	34,731	-16.1%	62,191	78,965	-21.2%
Equity Index Products	557	457	21.8%	528	5.5%	35,102	29,732	18.1%	33,277	5.5%	64,834	70,377	-7.9%

of which Bclear	1,743	673	159.1%	2,125	-18.0%	109,827	43,730	151.1%	133,874	-18.0%	153,556	183,210	-16.2%
Individual Equity Products	1,667	600	177.9%	2,053	-18.8%	105,025	38,998	169.3%	129,324	-18.8%	144,023	173,476	-17.0%
Futures	1,561	502	210.6%	1,959	-20.3%	98,312	32,660	201.0%	123,429	-20.3%	130,972	159,866	-18.1%
Options	107	98	9.3%	94	13.9%	6,713	6,339	5.9%	5,895	13.9%	13,051	13,610	-4.1%
Equity Index Products	76	73	4.7%	72	5.5%	4,801	4,731	1.5%	4,551	5.5%	9,533	9,734	-2.1%

Commodity Products	78	81	-3.8%	84	-7.1%	4,935	5,293	-6.8%	5,312	-7.1%	10,228	10,938	-6.5%

U.S. Derivatives Products (contracts in thousands)
Avg. Net Revenue Per Contract (ex. Liffe U.S. volumes)	$0.150	$0.148	1.4%	$0.165	-9.1%	$0.150	$0.148	1.4%	$0.165	-9.1%

Equity Options Contracts[3]	3,915	4,128	-5.2%	4,052	-3.4%	246,634	255,922	-3.6%	255,306	-3.4%	502556	528738.2	-5.0%
Total Consolidated Options Contracts	14,911	15,879	-6.1%	15,759	-5.4%	939,423	984,508	-4.6%	992,810	-5.4%	1,923,930	2,065,771	4.4%
Share of Total Consolidated Options Contracts	26.3%	26.0%		25.7%		26.3%	26.0%		25.7%		26.1%	25.6%	0.5%

NYSE Liffe U.S.

Futures and Futures Options Volume	73.4	96.3	-23.8%	93.4	-21.5%	4,769.3	6,161.3	-22.6%	5,980.7	-20.3%	10,930.6	7,325.2	49.2%

European Cash Products (trades in thousands)	1,709	1,583	7.9%	1,540	11.0%	105,934	102,927	2.9%	96,999	9.2%	208,861	212,376	-1.7%

Avg. Net Revenue Per Transaction	$0.519	$0.573	-9.4%	$0.742	-30.1%	$0.519	$0.573	-9.4%	$0.742	-30.1%
Avg. Net Revenue Per Transaction - Currency Neutral	$0.519	$0.561	-7.5%	$0.662	-21.6%	$0.519	$0.561	-7.5%	$0.662	-21.6%

Equities	1,656	1,530	8.2%	1,482	11.8%	102,668	99,439	3.2%	93,350	10.0%	202,107	204,191	-1.0%
Exchange-Traded Funds	14	14	-1.0%	16	-12.4%	890	942	-5.5%	1,032	-13.8%	1,831	2,348	-22.0%
Structured Products	33	34	-3.4%	36	-8.9%	2,059	2,235	-7.9%	2,298	-10.4%	4,294	5,171	-16.9%
Bonds	5	5	6.9%	5	0.8%	317	311	2.0%	319	-0.8%	628	667	-5.9%

U.S. Cash Products (shares in millions)	1,818	1,783	2.0%	2,075	-12.4%	114,541	110,557	3.6%	130,722	-12.4%	225,100	273,905	-17.8%
Avg. Net Revenue Per 100 Shares Handled	$0.0428	$0.0425	0.7%	$0.0390	9.7%	$0.0428	$0.0425	0.7%	$0.0390	9.7%

NYSE Listed (Tape A) Issues [4]
Handled Volume [5]	1,300	1,275	2.0%	1,461	-11.0%	81,899	79,023	3.6%	92,072	-11.0%	160,922	195,469	-17.7%
Matched Volume [6]	1,235	1,202	2.8%	1,384	-10.8%	77,823	74,532	4.4%	87,216	-10.8%	152,355	185,021	-17.7%
Total NYSE Listed Consolidated Volume	3,881	3,932	-1.3%	3,935	-1.4%	244,497	243,800	0.3%	247,909	-1.4%	488,298	531,121	-8.1%

Share of Total Consolidated Volume
Handled Volume [5]	33.5%	32.4%	1.1%	37.1%	-3.6%	33.5%	32.4%	1.1%	37.1%	-3.6%	33.0%	36.8%	-3.8%
Matched Volume [6]	31.8%	30.6%	1.2%	35.2%	-3.4%	31.8%	30.6%	1.2%	35.2%	-3.4%	31.2%	34.8%	-3.6%

NYSE Arca, MKT and Regional (Tape B) Listed Issues

Handled Volume [5]	278	265	4.9%	335	-16.9%	17,519	16,441	6.6%	21,085	-16.9%	33,960	42,575	-20.2%
Matched Volume [6]	250	237	5.7%	301	-16.9%	15,763	14,670	7.4%	18,976	-16.9%	30,433	38,246	-20.4%
Total NYSE Arca & NYSE MKT Listed Consolidated Volume	1,187	1,123	5.7%	1,287	-7.8%	74,780	69,623	7.4%	81,111	-7.8%	144,402	164,862	-12.4%

Share of Total NYSE Arca & NYSE MKT Listed Consolidated Volume
Handled Volume [5]	23.4%	23.6%	85.3%	26.0%	-2.6%	23.4%	23.6%	-0.2%	26.0%	-2.6%	23.5%	25.8%	-2.3%
Matched Volume [6]	21.1%	21.1%	100.7%	23.4%	-2.3%	21.1%	21.1%	0.0%	23.4%	-2.3%	21.1%	23.2%	-2.1%

Nasdaq Listed Issues (Tape C)

Handled Volume [5]	240	243	-1.4%	279	-14.1%	15,123	15,095	0.2%	17,597	-14.1%	30,218	35,892	-15.8%
Matched Volume [6]	206	206	-0.3%	237	-13.2%	12,950	12,776	1.4%	14,924	-13.2%	25,726	30,495	-15.6%
Total Nasdaq Listed Consolidated Volume	1,802	1,796	0.4%	1,996	-9.7%	113,554	111,330	2.0%	125,745	-9.7%	224,885	252,911	-11.1%

Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [5]	13.3%	13.6%	-0.3%	14.0%	-0.7%	13.3%	13.6%	-0.3%	14.0%	-0.7%	13.4%	14.2%	-0.8%
Matched Volume [6]	11.4%	11.5%	-0.1%	11.9%	-0.5%	11.4%	11.5%	-0.1%	11.9%	-0.5%	11.4%	12.1%	-0.7%

Exchange-Traded Funds [5,7]

Handled Volume [5]	265	248	6.6%	309	-14.2%	16,693	15,407	8.3%	19,446	-14.2%	32,100	39,003	-17.7%
Matched Volume [6]	238	221	7.6%	277	-14.2%	14,995	13,718	9.3%	17,468	-14.2%	28,714	35,010	-18.0%
Total ETF Consolidated Volume	1,167	1,084	7.6%	1,210	-3.6%	73,495	67,197	9.4%	76,252	-3.6%	140,693	153,464	-8.3%

Share of Total ETF Consolidated Volume
Handled Volume [5]	22.7%	22.9%	-0.2%	25.5%	-2.8%	22.7%	22.9%	-0.2%	25.5%	-2.8%	22.8%	25.4%	-2.6%
Matched Volume [6]	20.4%	20.4%	0.0%	22.9%	-2.5%	20.4%	20.4%	0.0%	22.9%	-2.5%	20.4%	22.8%	-2.4%

[1]	Data includes currency products.
[2]	Includes trading activities for Bclear, NYSE Liffe’s service for Equity OTC derivatives.
[3]	Includes trading in U.S. equity options contracts, not equity-index options.
[4]	Includes all volume executed in NYSE Euronext’s U.S. crossing sessions.
[5]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Euronext’s U.S. exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[6]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Euronext’s U.S. exchanges.
[7]	Data included in previously identified categories.
*	ADVs calculated with the appropriate number of NYSE Liffe U.S. trading days.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	June 30, 2012	Mar. 31, 2012	June 30, 2011

NYSE Euronext Listed Issuers

NYSE Listed Issuers

Issuers listed on U.S. Markets[1]	2,968	2,960	2,956
Number of new issuer listings[1]	75	106	155
Capital raised in connection with new listings ($millions)[2]	$5,086	$4,492	$11,709

Euronext Listed Issuers

Issuers listed on Euronext[1]	923	926	964
Number of new issuer listings[3]	10	10	20
Capital raised in connection with new listings ($millions)[2]	$1,912	$1,461	$72

NYSE Euronext Market Data

NYSE Market Data4

Share of Tape A revenues (%)	41.4%	40.2%	45.8%
Share of Tape B revenues (%)	27.0%	27.0%	30.2%
Share of Tape C revenues (%)	15.1%	15.6%	18.4%
Professional subscribers (Tape A)	360,121	362,617	383,606

Euronext Market Data

Number of terminals	216,752	221,906	231,544

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount

NYSE Euronext headcount[5]	3,062	3,079	2,988

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$exchange rate	$1.254	$1.311	$1.439
Average £/US$exchange rate	$1.583	$1.571	$1.631

1	Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE MKT and do not include NYSE Arca or structured products listed on the NYSE. There were 1,407 ETPs exclusively listed on NYSE Arca as of June 30, 2012. There were 439 corporate structured products listed on the NYSE as of June 30, 2012.

Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed-end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE MKT is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of June 30, 2012, 182 companies were listed on NYSE Alternext, 264 on Free Market and 686 ETPs were listed on NextTrack.

2	Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

3	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).

4	“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE MKT listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

5	Headcount for June 30, 2012 includes 99 employees in connection with the recent acquisitions of Corpedia.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.